Exhibit 99.1

SENTRY CS LTD.

CONSOLIDATED FINANCIAL STATEMENTS

AS OF DECEMBER 31, 2024

SENTRY CS LTD.

INDEX TO THE CONSOLIDATED FINANCIAL STATEMENTS

AS OF DECEMBER 31, 2023

INDEPENDENT AUDITORS’ REPORT

TO THE SHAREHOLDERS OF

SENTRY CS LTD.

Opinion

We have audited the consolidated financial statements of Sentry CS Ltd. and its subsidiaries (the “Company”), which comprise the consolidated balance sheet as of December 31, 2024, and the related consolidated statements of operations, changes in shareholders’ deficiency and cash flows for the year then ended, and the related notes to the consolidated financial statements (collectively referred to as the “financial statements”).

In our opinion, the accompanying financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2024, and the results of its operations and its cash flows for the year then ended in accordance with accounting principles generally accepted in the United States of America.

Basis for Opinion

We conducted our audit in accordance with auditing standards generally accepted in the United States of America (GAAS). Our responsibilities under those standards are further described in the Auditor’s Responsibilities for the Audit of the Financial Statements section of our report. We are required to be independent of the Company and to meet our other ethical responsibilities, in accordance with the relevant ethical requirements relating to our audit. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Responsibilities of Management for the Financial Statements

Management is responsible for the preparation and fair presentation of the financial statements in accordance with accounting principles generally accepted in the United States of America, and for the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

In preparing the financial statements, management is required to evaluate whether there are conditions or events, considered in the aggregate, that raise substantial doubt about the Company’s ability to continue as a going concern for one year after the date that the financial statements are issued.

Auditor’s Responsibilities for the Audit of the Financial Statements

Our objectives are to obtain reasonable assurance about whether the financial statements as a whole are free from material misstatement, whether due to fraud or error, and to issue an auditor’s report that includes our opinion. Reasonable assurance is a high level of assurance but is not absolute assurance and therefore is not a guarantee that an audit conducted in accordance with GAAS will always detect a material misstatement when it exists. The risk of not detecting a material misstatement resulting from fraud is higher than for one resulting from error, as fraud may involve collusion, forgery, intentional omissions, misrepresentations, or the override of internal control. Misstatements are considered material if there is a substantial likelihood that, individually or in the aggregate, they would influence the judgment made by a reasonable user based on the financial statements.

In performing an audit in accordance with GAAS, we:

●	Exercise professional judgment and maintain professional skepticism throughout the audit.

●	Identify and assess the risks of material misstatement of the financial statements, whether due to fraud or error, and design and perform audit procedures responsive to those risks. Such procedures include examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements.

●	Obtain an understanding of internal control relevant to the audit in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control. Accordingly, no such opinion is expressed.

●	Evaluate the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluate the overall presentation of the financial statements.

●	Conclude whether, in our judgment, there are conditions or events, considered in the aggregate, that raise substantial doubt about the Company’s ability to continue as a going concern for a reasonable period of time.

We are required to communicate with those charged with governance regarding, among other matters, the planned scope and timing of the audit, significant audit findings, and certain internal control-related matters that we identified during the audit.

Brightman Almagor Zohar & Co.

Certified Public Accountants

A Firm in the Deloitte Global Network

January 8, 2026

Tel Aviv, Israel

SENTRY CS LTD.

CONSOLIDATED BALANCE SHEET

(US Dollars in thousands)

		As of December 31,
	Note	2024

ASSETS

CURRENT ASSETS
Cash and cash equivalents		2,266
Restricted Cash		137
Trade accounts receivables		591
Inventories		885
Other current assets	3	1,850
Total current assets		5,729

NON-CURRENT ASSETS
Property, plant and equipment, net	4	1,000
Right of use asset	13	2,550
Software, net	5	71
Total non-current assets		3,621

Total assets		9,350

LIABILITIES AND SHAREHOLDERS’ DEFICIENCY

CURRENT LIABILITIES
Short-Term Loans	8	7,093
Trade accounts payable		542
Short-Term lease liabilities	13	612
Short-Term deferred revenues		1,624
Other current liabilities	6	2,248
Total current liabilities		12,119

Long-Term deferred revenues		453
Long-Term lease liabilities	13	1,984
Total long-term liabilities		2,437

COMMITMENTS AND CONTINGENT LIABILITIES	9

SHAREHOLDERS’ DEFICIENCY	7
Ordinary shares		10
Ordinary shares A		10
Series B Preferred Shares		3
Series C Preferred Shares		3
Additional paid-in capital		44,670
Accumulated deficit		(49,902)
Total shareholders’ deficiency		(5,206)

Total liabilities and shareholders’ deficiency		9,350

January 8, 2026
Date of approval	Tal Cohen, Director

The accompanying notes are an integral part of the consolidated financial statements.

SENTRY CS LTD.

CONSOLIDATED STATEMENT OF OPERATIONS

(US Dollars in thousands)

		Year ended December 31,
	Note	2024

Sales		11,348
Cost of sales		3,191
Gross profit		8,157

Research and development expenses	10	11,363
Sales and marketing expenses	11	6,410
General and administrative expenses	12	3,706

Operating loss		13,322

Financial expenses, net		192

Net loss		13,514

The accompanying notes are an integral part of the consolidated financial statements.

SENTRY CS LTD.

CONSOLIDATED STATEMENT OF CHANGES IN SHAREHOLDERS’ DEFICIENCY

(US Dollars in thousands, except share data)

	Ordinary Shares			Series A Preferred Shares		Series B Preferred Shares		Series C Preferred Shares		Additional Paid-in		Accumulated
	Number	Amount		Number	Amount	Number	Amount	Number	Amount	Capital		deficit	Total
Balance as of January 1, 2024	3,607,313	10		3,600,000	10	1,066,299	3	-	-	36,095		(36,388)	(270)
Conversion of short-term loans to preferred shares	-	-		-	-	-	-	967,142	3	5,892		-	5,895
Share based compensation	-	-		-	-	-	-	-	-	1,398		-	1,398
Exercise of options	9,500	(*	)	-	-	-	-	-	-	(*	)	-	(* )
Shareholder contribution	-	-		-	-	-	-	-	-	1,285		-	1,285
Net loss	-	-		-	-	-	-	-	-	-		(13,514)	(13,514)
Balance as of December 31, 2024	3,616,813	10		3,600,000	10	1,066,299	3	967,142	3	44,670		(49,902)	(5,206)

(*)	Represent a number smaller than $1.

The accompanying notes are an integral part of the consolidated financial statements.

SENTRY CS LTD.

CONSOLIDATED STATEMENT OF CASH FLOWS

(US Dollars in thousands)

Year ended December 31,
2024

CASH FLOWS - OPERATING ACTIVITIES

Net loss	(13,514)
Adjustments to reconcile net loss to net cash in operating activities:
Depreciation	154
Share based compensation	1,398
Leases non-cash expenses	46
Increase in trade accounts receivables	(51)
Decrease (increase) in inventories	907
Increase in other current assets	(1,363)
Increase (decrease) in trade accounts payable	280
Increase in deferred revenue	2,077
Increase in other current liabilities	242
Net cash used in operating activities	(9,824)

CASH FLOWS - INVESTING ACTIVITIES

Restricted deposit	-
Additions to property, equipment and software	(733)
Net cash used in investing activities	(733)

CASH FLOWS - FINANCING ACTIVITIES

Shareholder contribution	1,285
Receipt of short-term loans from related party	7,713
Net cash provided by financing activities	8,998

Increase (decrease) in cash, cash equivalents and restricted cash	(1,559)
Cash and cash equivalents and restricted cash beginning of year	3,962
Cash and cash equivalents and restricted cash end of year	2,403

NON-CASH ACTIVITIES
Conversion of short-term loans to Preferred Shares and APIC	5,895
Obtaining a right-of-use asset in exchange for a lease liability	2,596
8,491

SENTRY CS LTD.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

(US Dollars in thousands)

NOTE 1 - GENERAL

A.	Description of Business and Formation of the Company:

1.	SENTRY CS LTD (hereinafter - “the Company”) was incorporated in Israel on July 28, 2016 and began operations during September 2016.

During December 2017, the Company established a wholly owned US subsidiary (Sentrycs Inc.).

During July 2024, the Company established a wholly owned subsidiary in Netherlands (Sentrycs CS B.V.).

2.	The Company addresses the issue of the unmonitored or malicious use of commercial drones near or above secure areas and protects these areas from various threats such as public disorder, smuggling and rights violations of airspaces.

3.	On January 25, 2022 the District Court in Tel Aviv (“the court”) appointed Adv. Uri Gaon as the interim trustee of the company. On February 28, 2022, the Court ordered the initiation of proceedings for the Company and appointed Adv. Uri Gaon as the permanent trustee of the Company. On September 21, 2022, the court approved the sale agreement that was reached between the trustee and the buyer, Sagitta Holdco SARL B268651 (hereinafter - “the Buyer”), for the purchase of the Company. In accordance with the court’s approval, the trustee signed the sale agreement on November 13, 2022. On December 4, 2022, the court ordered the allocation of 3,600,000 shares of the Company to the ownership of the Buyer and the cancellation of the remaining shares of the Company (of their various types). Accordingly, on January 18, 2023, the shares were allocated as mentioned.

4.	On November 3, 2025, the Company entered into a share purchase agreement with Ondas Holdings Inc. (“Ondas”) pursuant to which Ondas agreed to acquire 100% of the issued and outstanding share capital of the Company. The transaction was consummated on November 17, 2025, and Ondas became the sole shareholder of the Company. The transaction represents a change in control and did not result in any proceeds being received by the Company. Accordingly, no adjustments have been made to these financial statements as of December 31, 2024 in respect of this transaction.

B.	Risk factors:

The Company has a limited operating history and faces several risks, among them: the effects of technological changes, competition, and the development of new products. Additionally, other risk factors exist such as the nature of the Company’s distribution channels, the ability to manage growth, the loss of key personnel, and the effect of planned expansion of operations on the future results of the Company. The consolidated financial statements of the Company reflect a net loss in the amount of $13,514 and negative cash flows from operating activities in the amount of $9,824 for the year ended December 31, 2024. In addition, the Company anticipates that it may continue to incur significant operating costs and losses in connection with the development of its products and with increased business development efforts. The Company has not yet generated sufficient revenues from its operations to fund its full activities and therefore it depends on outside financing and continuation support of its shareholder.

SENTRY CS LTD.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

(US Dollars in thousands)

NOTE 1 - GENERAL (cont.)

C.	Definitions:

The Company	-	Sentry CS Ltd.

CPI	-	The Israeli Consumer Price Index

NIS	-	The New Israeli Shekel

$, US$, USD or dollar	-	The US dollar

D.	Iron-Swords War:

On October 7, 2023, the State of Israel suffered a surprise attack, which led to the declaration of the ‘Iron Swords’ War (the “War”). The War is on-going as of the issuance date of these consolidated financial statements. As of the issuance date of these consolidated financial statements, the Company didn’t identify significant impact of the War on its operations.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

The consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States (“U.S. GAAP”).

A.	Basis Of Presentation

The consolidated financial statements have been prepared in U.S. dollars, in accordance with accounting principles generally accepted in the United States of America (“GAAP”). The accompanying consolidated financial statements include the accounts of the Company and its wholly owned subsidiaries. All intercompany transactions have been eliminated in consolidation.

B.	Use Of Estimates

The preparation of consolidated financial statements in conformity with U.S. generally accepted accounting principles (“GAAP”) requires our management to make estimates and assumptions, which may affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

C.	Functional Currency, Exchange Rates and Linkage Basis

(1)	The functional currency of the Company is the US dollar, as the US dollar is the primary currency of the economic environment in which the Company has operated and expects to continue to operate in the foreseeable future.

(2)	Assets and liabilities denominated in foreign currency or linked thereto, have been included in the consolidated financial statements based on the representative exchange rates in effect as of the balance sheet date.

(3)	Assets and liabilities that are linked to the CPI are included at the relevant index in respect of each asset or liability.

(4)	Exchange rate and linkage differences are charged to the consolidated statement of operations as incurred.

SENTRY CS LTD.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

(US Dollars in thousands)

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Cont.)

(5)	Data in respect of the NIS/USD exchange rate and the CPI:

As of:	CPI	NIS/USD
December 31, 2024	115.0	3.647

	%	%
Increase during:
Year ended December 31, 2024	3.2	0.5

C.	Cash and Cash Equivalents

Cash equivalents are short-term highly liquid investments that are readily convertible to cash with original maturities of three months or less, at the date acquired.

D.	Allowances for Doubtful Accounts

The allowance for doubtful accounts is determined specifically for debts that in the opinion of the Company’s management are doubtful of collection.

E.	Short-term Bank Deposits

Bank deposits with maturities of more than three months but less than one year are included in short-term deposits. The deposits are presented at their cost, including accrued interest.

F.	Property, Plant and Equipment

Property, plant and equipment are stated at cost, net of accumulated depreciation. Depreciation is calculated using the straight-line method over the estimated useful lives of the assets at the following annual rates:

%

R&D equipment	15-33
Furniture and office equipment	7
Computers	33

The Company’s property and equipment and certain identifiable intangible assets are reviewed for impairment in accordance with ASC 360, “Property, Plant, and Equipment”, whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to the future undiscounted cash flows expected to be generated by the assets. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceeds the fair value of the assets. No impairment losses were recorded.

SENTRY CS LTD.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

(US Dollars in thousands)

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Cont.)

H.	Revenue Recognition

The Company adopted ASC 606, “Revenue from Contracts with Customers” (“ASC 606”), on January 1, 2019 using the full retrospective method, which restate the prior reporting period presented.

Under ASC 606, an entity recognizes revenue when its customer obtains control of promised goods or services, in an amount that reflects the consideration that the entity expects to receive in exchange for those goods or services. To determine revenue recognition for contracts that are within the scope of ASC 606, the following five steps are taken:

1) Identify the contract(s) with a customer

A contract with a customer exists when (i) an entity enter into an enforceable contract with the customer that defines each party’s rights regarding the goods or services to be transferred and identifies the payment terms related to these goods or services, (ii) the contract has commercial substance, and (iii) determine that collection of substantially all consideration for goods or services that are transferred is probable based on the customer’s intent and ability to pay the promised consideration.

2) Identify the performance obligations in the contract

Performance obligations promised in a contract are identified based on the goods or services that will be transferred to the customer that are both capable of being distinct, whereby the customer can benefit from the goods or services either on its own or together with other resources that are readily available from third parties or from the Company, and are distinct in the context of the contract, whereby the transfer of the goods or services is separately identifiable from other promises in the contract. If these criteria are not met the promised goods or services are accounted for as a combined performance obligation.

3) Determine the transaction price

The transaction price is determined based on the consideration to which the Company will be entitled in exchange for transferring goods or services to the customer. The timing of transfer of goods and services to the customer is compared to the timing of payments to determine whether a significant financing component exists. As a practical expedient, the Company do not assess the existence of a significant financing component when the difference between payment and transfer of deliverables is a year or less. To the extent the transaction price includes variable consideration, the Company estimates the amount of variable consideration that should be included in the transaction price utilizing either the expected value method or the most likely amount method depending on the nature of the variable consideration. Variable consideration is included in the transaction price, if it assessed that a significant future reversal of cumulative revenue under the contract will not occur.

SENTRY CS LTD.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

(US Dollars in thousands)

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Cont.)

4) Allocate the transaction price to the performance obligations in the contract

If the contract contains a single performance obligation, the entire transaction price is allocated to the single performance obligation. However, if a series of distinct goods or services that are substantially the same qualifies as a single performance obligation in a contract with variable consideration, an entity has to determine if the variable consideration is attributable to the entire contract or to a specific part of the contract. The Company allocate the variable amount to one or more distinct performance obligations but not all or to one or more distinct services that forms a part of a single performance obligation, when the payment terms of the variable amount relate solely to the efforts to satisfy that distinct performance obligation and it results in an allocation that is consistent with the overall allocation objective of ASC 606. Contracts that contain multiple performance obligations require an allocation of the transaction price to each performance obligation based on a relative standalone selling price basis unless the transaction price is variable and meets the criteria to be allocated entirely to a performance obligation or to a distinct good or service that forms part of a single performance obligation. Standalone selling price (“SSP”) is determined based on the price at which the performance obligation is sold separately. If the SSP is not observable through past transactions, the Company estimate the SSP taking into account available information such as market conditions, competitive positioning, internal costs, profit objectives, and internally approved pricing guidelines related to the performance obligation.

5) Recognize revenue when (or as) the entity satisfies a performance obligation

The Company satisfy performance obligations either over time or at a point in time depending on the nature of the underlying promise. Revenue is recognized at the time the related performance obligation is satisfied by transferring a promised good or service to a customer. In the case of contracts that include customer acceptance criteria, revenue is not recognized until the Company can objectively conclude that the product or service meets the agreed-upon specifications in the contract. Service revenues recognize ratably over the contractual term.

I.	Research and Development Costs

Research and development costs are charged to the consolidated statements of operations as incurred. ASC 985-20, “Software- Costs of Software to Be Sold, Leased, or Marketed”, requires capitalization of certain software development costs subsequent to the establishment of technological feasibility.

Based on the Company’s product development process, technological feasibility is established upon completion of a working model. Costs incurred by the Company between completion of the working models and the point at which the products are ready for general release, have been insignificant. Therefore, all research and development costs are expensed as incurred.

SENTRY CS LTD.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

(US Dollars in thousands)

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Cont.)

J.	Income Taxes

The Company accounts for income taxes in accordance with ASC No. 740, “Income Taxes”. This codification prescribes the use of the asset and liability method whereby deferred tax asset and liability account balances are determined based on differences between financial reporting and tax bases of assets and liabilities and for carry-forward tax losses. Deferred taxes are measured using the enacted tax rates and laws that will be in effect when the differences are expected to reverse. The Company provides a valuation allowance, if necessary, to reduce deferred tax assets to their estimated realizable value if it is more likely than not that some portion or all of the deferred tax asset will not be realized.

K.	Share-Based Compensation

The Company accounts for share-based compensation in accordance with ASC 718, “Compensation - Stock Compensation” (“ASC No. 718”). ASC No. 718 requires companies to estimate the fair value of equity-based payment awards on the date of grant using an option-pricing model. The value of the portion of the award that is ultimately expected to vest is recognized as an expense over the requisite service periods in the Company’s consolidated statements of operations.

The Company recognizes compensation expenses for the value of its awards granted based on the straight line method over the requisite service period of each of the awards, net of estimated forfeitures. ASC No. 718 requires forfeitures to be estimated at the time of grant and revised, if necessary, in subsequent periods if actual forfeitures differ from those estimates.

The Company selected the Black-Scholes option-pricing model as the most appropriate fair value method for its option awards. The option-pricing model requires a number of assumptions, of which the most significant are the expected share price, volatility and the expected option term.

The fair value of ordinary share underlying the options has historically been determined by management and the board of directors. Because there has been no public market for the Company’s ordinary shares, the board of directors has determined fair value of an ordinary share at the time of grant of the option by considering a number of objective and subjective factors including financing investment rounds, operating and financial performance, the lack of liquidity of share capital and general and industry specific economic outlook, amongst other factors. The fair value of the underlying ordinary shares will be determined by the board of directors until such time as the Company’s ordinary shares are listed on an established stock exchange. The Company’s board of directors determined the fair value of ordinary shares based on valuations performed.

The Company applies ASC No. 718 and ASC No. 505-50 “Equity Based Payments to Non-Employees” (“ASC No. 505-50”) with respect to options and warrants issued to non-employees consultants. ASC No. 718 requires the use of option valuation models to measure the fair value of the options and warrants at the date of grant.

SENTRY CS LTD.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

(US Dollars in thousands)

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Cont.)

J.	Leases ASC - 842

The Company accounts for lease in accordance with ASC 842, “Leases” (“ASC No. 842”). The Company adopted ASC 842 effective January 1, 2022, using the modified retrospective method, whereby a cumulative effect adjustment was made as of the date of initial application. The Company also applied the package of practical expedients to leases that commenced before the effective date whereby the Company elected to not reassess the following: (i) whether any expired or existing contracts contain leases, (ii) the classification of the lease and (iii) initial direct costs for any existing leases.

For contracts entered on or after the effective date, at the inception of a contract the Company assesses whether the contract is, or contains, a lease. The Company’s assessment is based on:

(1) whether the contract involves the use of a distinct identified asset.

(2) whether we obtain the right to substantially all the economic benefit from the use of the asset throughout the period.

(3) whether it has the right to direct the use of the asset.

Operating ROU assets represent the right to use the leased asset for the lease term and operating lease liabilities are recognized based on the present value of minimum lease payments over the lease term at commencement date. As most leases do not provide an implicit rate, the Company uses an incremental borrowing rate based on the information available at the lease commencement date to determine the present value of future payments. The lease term includes all periods covered by renewal and termination options where the Company is reasonably certain to exercise the renewal options or not to exercise the termination options. Operating lease expense is recognized on a straight-line basis over the lease term and is included in operating expenses in the consolidated statements of operations.

Variable lease payment amounts that cannot be determined at the commencement of the lease, such as increases in lease payments based on changes in index rates or usage, are not included in the ROU assets or lease liabilities. These are expensed as incurred and recorded as variable lease expense. The Company has material non-functional currency leases. Lease liabilities in respect of leases denominated in a foreign currency are remeasured using the exchange rate at each reporting date. Lease assets are measured at historical rates, which are not affected by subsequent changes in the exchange rates.

NOTE 3 - OTHER CURRENT ASSETS

As of December 31,
2024

Prepaid expenses	216
Short term deposit	6
Advances to vendors	1,524
Others	104
1,850

SENTRY CS LTD.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

(US Dollars in thousands)

NOTE 4 - PROPERTY, PLANT AND EQUIPMENT, NET

As of December 31,
2024

Cost
R&D equipment	926
Furniture and office equipment	136
Computers	214
Leasehold improvements	111
1,387

Accumulated Depreciation
R&D equipment	238
Furniture and office equipment	19
Computers	127
Leasehold improvements	3
387

Net book value	1,000

NOTE 5 - SOFTWARE, NET

As of December 31,
2024

Cost	199
Accumulated Depreciation	128
Software, net	71

NOTE 6 - OTHER CURRENT LIABILITIES

As of December 31,
2024

Payroll and social benefits	2013
Accrued expenses and other	235
2,248

SENTRY CS LTD.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

(US Dollars in thousands)

NOTE 7 - SHAREHOLDERS’ EQUITY

A.	Compositation:
	Compensation as of December 31,
	2024
	Authorized	Issued and Outstanding
Ordinary shares of NIS 0.01 par value	93,933,501	3,616,813
Ordinary shares A of NIS 0.01 par value	200	-
Series A Preferred Shares of NIS 0.01 par value	5,000,000	3,600,000
Series B Preferred Shares of NIS 0.01 par value	1,066,299	1,066,299
Series C Preferred Shares of NIS 0.01 par value	967,142	967,142

B.	Stock Option Plan:

In March 2023, the Company’s Board of Directors approved a Stock Option Plan (the “Plan”). Under the Plan, options may be granted to employees, directors, consultants, and other service providers of the Company. 2,800,000 Ordinary shares Each option granted under the Plan is exercisable until 10 years from the date of grant.

A summary of the activity in options in 2024 is as follows:

	Year ended
	December 31, 2024
	Number of options	Weighted average exercise price

Outstanding at beginning of year	2,051,750	$0.0
Granted	142,000	$0.0
Exercised	842,938	$0.0
Forfeited	12,187	$0.0
Outstanding at end of year	1,338,625	$0.0

Exercisable at end of year	304,244	$0.0

NOTE 8 - RELATED PARTIES

Balances with related parties:

Year ended December 31,
2024

Shor-term Loans to Pay	7,093

SENTRY CS LTD.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

(US Dollars in thousands)

NOTE 9 - COMMITMENTS AND CONTINGENT LIABILITIES

A.	Employee retirement obligations, net

All of the employees of the Company have signed Section 14 of the Severance Pay Law and, accordingly, the obligations in their respect are fully covered by payments to a severance fund and insurance companies under managerial insurance policies. In respect of employees that have not signed Section 14, the Company makes a provision for severance pay in accordance with the Severance Pay Law.

B.	Guarantees

As of December 31, 2024, the Company has a bank guarantee, in the amounts of $105,193, in accordance with a lease agreement for an operating lease to secure its lease commitment.

NOTE 10 - RESEARCH AND DEVELOPMENT EXPENSES

Year ended December 31,
2024

Salaries and related	9,402
Vehicle and travels	55
Travels abroad	36
Consultation	1,051
Subcontractors	138
Computing	201
Others	480
11,363

NOTE 11 - SALES AND MARKETING EXPENSES

Year ended December 31,
2024
Salaries and related	3,390
Travels abroad	1,036
Consultation	879
Subcontractors	67
Computing	154
Others	881
6,410

SENTRY CS LTD.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

(US Dollars in thousands)

NOTE 12 - GENERAL AND ADMINISTRATIVE EXPENSES

Year ended December 31,
2024
Salaries and related	1,858
Rent and maintenance	944
Consultation	306
Computing	167
Others	431
3,706

NOTE 13 - LEASES

Undiscounted maturities of operating lease payments as of December 31, 2024, are summarized as follows:

Year	December 31, 2024
2025	612
2026	627
Thereafter	1,357
Total future lease payments	2,596

December 31, 2024
Operating lease weighted average remaining lease term (in years)	4
Operating lease weighted average discount rate	0.619%

NOTE 14 - TAXES ON INCOME

A.	Corporate Taxation

The Company is subject to Israeli corporate tax rate of 23% for the years ended December 31, 2024 and 2023.

The US subsidiary is subject to Federal corporate tax rate of 21% for the year ended December 31, 2024.

B.	Net loss carryforward:

As of December 31, 2024, the Company has an accumulated tax loss carryforward of approximately $31.6 thousands in Israel, which may be carried forward and offset against taxable income in the future for an indefinite period.

C.	Tax assessments

The Company received final tax assessments in Israel through the year ended December 31, 2017.

SENTRY CS LTD.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

(US Dollars in thousands)

NOTE 14 - TAXES ON INCOME (Cont.)

D.	Deferred income taxes

Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes.

As of December 31, 2024, the Company has provided valuation allowances of $7.3 thousand in respect of deferred tax assets resulting from tax loss carryforward and other temporary differences. Management currently believes that because the Company has a history of losses, it is more likely than not that the deferred tax regarding the loss carryforward and other temporary differences will not be realized in the foreseeable future.

NOTE 15 - SUBSEQUENT EVENT

A.	In March 2025, the Company entered into a share agreement with its shareholder according to which the shareholder converted a loan in the amount of $9,351 to 1,533,924 Preferred D shares.

B.	See note 1.A.4